[CADWALADER LETTERHEAD]

                                                                 August 11, 2000


UAC SECURITIZATION CORPORATION
9240 Bonita Beach Road
Suite 1109-B
Bonita Springs, Florida 34135

         Re:      UACSC Auto Trusts (Registration No. 333-42046)

Ladies and Gentlemen:

         You have requested our opinion in connection with the Registration Statement on Form S-3 ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), regarding the issuance by UAC Securitization Corporation ("UACSC"), as originator of asset backed securities by UACSC Auto Trusts (the "Trusts"), of automobile receivable backed pass-through certificates and/or notes to be issued by the Trusts (the "Securities"). We have examined such corporate records, certificates, and other documents, and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

         On the basis of such examination and review, we advise you that, in our opinion, when (i) the Registration Statement on Form S-3 filed by UACSC with respect to the Trusts shall have become effective under the Act; (ii) the applicable Prospectus Supplement has been prepared, completed, filed and delivered in accordance with the Act; (iii) pricing and similar terms in the applicable (a) Trust and Servicing Agreement among UACSC, as seller, Union Acceptance Corporation ("UAC"), as servicer, and the owner trustee of such Trust (the "Owner Trustee") and, if applicable, an Indenture between the Trust and the indenture trustee for such transaction (the "Indenture Trustee"), or (b) Pooling and Servicing Agreement among UACSC, as depositor, UAC, as servicer and the trustee of the Trust (the "Trustee") have been appropriately completed and the applicable agreement or agreements (each, an "Agreement") have been duly executed and delivered; and (iv) the Securities shall have been executed, authenticated, issued, and delivered by the Trustee under the applicable Agreement and sold in accordance with the terms set forth in the applicable form of Underwriting Agreement between UACSC, UAC and the applicable underwriter or underwriters, relating to the Securities, the Securities will be validly and legally issued and will be entitled to the benefits afforded by the Agreement under which they are issued.

         The foregoing is limited to the application of the internal laws of the States of Indiana and New York and applicable federal law, and no opinion is expressed herein as to any matter governed by the laws of any other jurisdiction, provided, that as to matters governed by the laws of the State of New York, we have relied upon the opinion of Cadwalader, Wickersham & Taft dated August 11, 2000.

UAC SECURITIZATION CORPORATION
August 11, 2000
Page 2


         We hereby consent to the filing of this opinion as Exhibit 5(a) to the Registration Statement and to the reference to us under the heading "Legal Opinions" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,


                                                     /s/ Barnes & Thornburg
                                                     BARNES & THORNBURG